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                                  EXHIBIT 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statements (No. 333-109896 and 333-113021) on Form S-3, (No. 333-108081) on Form S-4, and (Nos.
33-47946, 333-02977, 333-16697, 333-59255, 333-49618, 333-49620, 333-88268 and
333-111499) on Form S-8 of Yellow Roadway Corporation of our reports dated February 20, 2004, with respect to the consolidated balance sheets of Yellow Roadway Corporation as of December 31, 2003 and 2002, and the related consolidated statements of operations, cash flows, shareholders' equity and comprehensive income for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedule, which reports appear in the December 31, 2003, Annual Report on Form 10-K of Yellow Roadway Corporation.

Our report dated February 20, 2004 contains an explanatory paragraph that states that effective January 1, 2002, the Company ceased amortization of goodwill and changed its method of determining impairment of goodwill as required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

/s/ KPMG LLP
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Kansas City, Missouri
March 15, 2004